QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Subsidiaries of Regal Entertainment Group	Jurisdiction of Organization
Act III Cinemas, Inc.	Delaware
Act III Inner Loop Theatres, Inc.	Delaware
Act III Theatres, Inc.	Delaware
A 3 Theatres of San Antonio, Ltd.	Texas
A 3 Theatres of Texas, Inc.	Delaware
Bagley Building Company	Michigan
Beth Page Theatre Co. Inc.	New York
Broadway Cinemas, Inc.	Oregon
CDP Limited Liability Company	California
Clark-Regal, LLC	California
Cobb Finance Corp.	Alabama
Eastgate Theatres, Inc.	Oregon
Edwards Theatres, Inc.	California
Florence Theatre Corporation	California
General American Theatres, Inc.	Oregon
Green Hills Commons, LLC	Tennessee
J.R. Cinemas, Inc.	Oregon
King Reavis Amusement Company	California
Magnolia Amusement Company	Arkansas
Morgan Edwards Theatre Corporation	California
Multimatic Displays, Inc.	New York
Next Generation Network, Inc.	Delaware
Olympus Pointe Theatre Center Investors, LLC	California
Orix RAM Montgomery Venture General Partnership	Illinois
RAM/U-KOP, LLC	Delaware
R and S Theaters, Inc.	Mississippi
R.C. Cobb, Inc.	Alabama
Regal Cinemas Corporation	Delaware
Regal Cinemas Group, Inc.	Delaware
Regal Cinemas Holdings, Inc.	Delaware
Regal Cinemas, Inc.	Tennessee
Regal CineMedia Corporation	Delaware
Regal Entertainment Holdings, Inc.	Delaware
Regal Investment Company	Delaware
Rio Rich Theatres Ventures	California
San Francisco Theatres, Inc.	California
Siam UATC Company Limited Thailand Corp.	Thailand
Staten Theatre Group	New York
Staten Theatre Group II	New York
TEMT Alaska, Inc.	Alaska
The Turp Company	California
Trumball Theatre Corp.	Connecticut
UAGG Theatre Operating Corp.	New York
UA International Property Holding, Inc.	Colorado
UA Mexico Holdings, S.A. de C.V.	Mexico
U.A.P.R., Inc.	Delaware
UA Property Holding II, Inc.	Colorado
UA SHOR LLC	Delaware
UATC Europe B.V.	Netherlands
UATC/Heskel Brandon Theatre LLC	Delaware

United Artists International, Limited	Hong Kong
United Artists International Management Company	Colorado
United Artists/Pacific Media Joint Venture	Colorado
United Artists Properties I Corp.	Colorado
United Artists Properties II Corp.	Colorado
United Artists Realty Company	Delaware
United Artists Singapore Theatres Pte. Ltd.	Singapore
United Artists Theatre Circuit, Inc.	Maryland
United Artists Theatre Company	Delaware
United Cinema Corporation	California
United Film Distribution Company of South America	Delaware
United Stonestown Corporation	California
Vogue Realty Company	California

QuickLinks

  Exhibit 21.1